EXHIBIT 1.1

[•] Shares

Stalwart Tankers Inc.

FORM OF UNDERWRITING AGREEMENT

[•], 2014

JEFFERIES LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

c/o JEFFERIES LLC
520 Madison Avenue
New York, New York 10022

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York, 10152

Ladies and Gentlemen:

Introductory. Stalwart Tankers Inc., a Marshall Islands corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of [•] shares of its common stock, par value $0.01 per share (the “Shares”). The [•] Shares to be sold by the Company called the “Firm Shares.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional [•] Shares as provided in Section 2. The additional [•] Shares to be sold by the Company pursuant to such option are collectively called the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.” Jefferies LLC (“Jefferies”) and Wells Fargo Securities, LLC (“Wells Fargo”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, File No. 333-193961 which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173(d) under the Securities Act, is called the “Prospectus.” The preliminary prospectus dated [•], 2014 describing the Offered Shares and the offering thereof is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other preliminary prospectus that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus is called a “preliminary prospectus.” As used herein, “Applicable Time” is [•][a.m.][p.m.] (New York City time) on [•], 2014. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus together with the free writing prospectuses, if any, identified in Schedule B hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). As used herein, “Section 5(d) Written Communication” means each written communication (within the meaning of Rule 405 under the Securities Act) that is made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”), as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the offering of the Offered Shares; “Section 5(d) Oral Communication” means each oral communication, if any, prior to the filing of the Registration Statement made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in the offering of the Offered Shares; “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically); and “Permitted Section 5(d) Communication” means the Section 5(d) Written Communication(s) and Marketing Materials listed on Schedule C attached hereto reviewed and consented to by the Company.

All references in this Agreement to (i) the Registration Statement, any preliminary prospectus (including the Preliminary Prospectus), or the Prospectus, or any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 3A(n) of this Agreement.

In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.

Concurrently with or immediately prior to the First Closing Date, the Company will enter into a Contribution and Exchange Agreement (the “Contribution Agreement”) with Juno Maritime Ltd, (“Juno”), Haviet Consultants Corp., (“Haviet”), Zena Shipmanagement Co., (“Zena”), Trigon Maritime Limited, (“Trigon”), and Balmoral Consultants Ltd., (“Balmoral”). Pursuant to the Contribution Agreement:

(i)                  Juno will contribute 100% of the ownership interest in Force Maritime S.A., a Liberian corporation (“Force Maritime”), to the Company in exchange for [•] shares of the Company’s common stock, par value $0.01 per share (“Common Stock”);

(ii)                Haviet will contribute 100% of the ownership interest in Liquid Platinum Corporation S.A., a Liberian corporation (“Liquid Platinum”), to the Company in exchange for [•] shares of Common Stock;

(iii)               Zena will contribute 100% of the ownership interest in Minimal Enterprises Company, a Marshall Islands corporation (“Minimal Enterprises”), to the Company in exchange for [•] shares of Common Stock;

(iv)              Trigon will contribute 100% of the ownership interest in Pride International Maritime S.A., a Liberian corporation (“Pride International”), to the Company in exchange for [•] shares of Common Stock; and

(v)                Balmoral will contribute 100% of the ownership interest in Zachary Maritime Company Ltd., a Liberian corporation (“Zachary Maritime”), to the Company in exchange for [•] shares of Common Stock.

Force Maritime, Liquid Platinum, Minimal Enterprises, Pride International and Zachary Maritime are collectively referred to herein as the “Contributed Entities.” The transactions referenced in this paragraph occurring pursuant to the Contribution Agreement are collectively referred to as the “Formation Transactions.” References herein to the Company’s “subsidiaries” refer to any direct or indirect subsidiary of the Company assuming the Formation Transactions had occurred on the date hereof.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1.                Representations and Warranties of the Company.

A.                 Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a)                Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied, to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

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(b)               Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the First Closing Date (as defined in Section 2), and at each applicable Option Closing Date (as defined in Section 2), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as of its date, did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that such information consists only of the information described in Section 9.A.(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(c)                Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule B, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, which consent shall not be unreasonably withheld, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)               Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, (ii) the completion of the Underwriters’ distribution of the Offered Shares and (iii) the expiration of 25 days after the date of the Prospectus, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the Preliminary Prospectus, Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representatives (which consent shall not be unreasonably withheld), the free writing prospectuses, if any, identified on Schedule B and any Permitted Section 5(d) Communications.

(e)               The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(f)                 Authorization of the Offered Shares. The Offered Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Offered Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Shares.

(g)               No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

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(h)               No Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (A) there has been no material adverse change, or any development that would reasonably be expected to have a material adverse effect, (i) on the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (ii) on the ability of the Company and its subsidiaries considered as one enterprise to consummate the Formation Transactions in the manner set forth in Registration Statement, the Time of Sale Prospectus and the Prospectus (any such effect being referred to in clauses (i) and (ii) as a “Material Adverse Effect”); (B) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, or has entered into any transactions not in the ordinary course of business; and (C) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(i)                 Independent Accountants. Deloitte-Hadjipavlou, Sofianos & Cambanis S.A., which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules, if any, filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(j)                 Financial Statements. The consolidated financial statements of the Company included in the Time of Sale Prospectus and the Prospectus, together with the related notes thereto, present fairly in all material respects the consolidated financial position of the Company as of the date shown, and such financial statements have been prepared in conformity with international financial reporting standards as adopted by the International Accounting Standards Board (“IFRS”), applied on a consistent basis throughout the periods involved. The pro forma earnings/(loss) per share, basic and diluted, and the pro forma weighted average number of shares, basic and diluted of the Company, its subsidiaries and its predecessor and the related footnote thereto (including the presentation of (a) adjusted pro forma earnings/(loss) per share, basic and diluted and (b) adjusted pro forma weighted average number of shares, basic and diluted) in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been properly computed on the bases described therein and the assumptions used in the preparation thereof as set forth therein and the adjustments used therein have been properly calculated to give effect to the transactions and circumstances referred to therein. The selected financial data and the summary financial information included in the Time of Sale Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Time of Sale Prospectus. The combined financial statements of the predecessor businesses of the company included in the Time of Sale Prospectus and the Prospectus (the “Predecessor Businesses of the Company”), together with the related notes thereto, present fairly in all material respects the combined financial position of the Predecessor Businesses of the Company as of the dates shown, and such financial statements have been prepared in conformity with international financial reporting standards as adopted by the IFRS, applied on a consistent basis throughout the periods involved. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus. All disclosures contained in the Registration Statement, any preliminary prospectus or the Prospectus and any free writing prospectus, that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as part of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

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(k)               Company’s Accounting System. The Company and each of its subsidiaries make and keep books and records that are accurate in all material respects and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with international financial reporting standards as adopted by the IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(l)                 Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s or its predecessor’s internal control over financial reporting (whether or not remediated) and no change in the Company’s or its predecessor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(m)              Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business except in those jurisdictions where failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

(n)               Subsidiaries. Each of the Company’s subsidiaries (for purposes of this Agreement, as defined in Rule 405 under the Securities Act), has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Company’s subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business except in those jurisdictions where failure to so qualify would not reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim, except to the extent any such security interest, mortgage, pledge, lien, encumbrance or adverse claim would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

(o)               Ownership of Subsidiaries. Following the consummation of the Formation Transactions, (A) the Company will, directly or indirectly, own 100% the equity interests in the Contributed Entities, all of the issued shares of share capital of each subsidiary owned by the Company will have been duly authorized and validly issued in accordance with the organizational documents of each such subsidiary, and will be fully paid (to the extent required under such organizational documents) and non-assessable and (B) and the Company will own, directly or indirectly, such equity interests free and clear of all liens, encumbrances, securities interests, charges or other claims other than (i) those described in or under agreements described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) as do not materially affect the value of such property or materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

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(p)               Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company as of December 31, 2013 is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus in the column entitled “Actual” under the caption “Capitalization” and, upon consummation of the Formation Transactions and the offering of the Firm Shares as contemplated by this Agreement and the use of the net proceeds therefrom as set forth under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus will be as set forth in the column entitled “As Adjusted” under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The Shares (including the Offered Shares) conform in all material respects to the description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all foreign, U.S. federal and state securities laws. None of the outstanding Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The description of the Company’s equity incentive plan set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fairly presents the information required to be shown with respect to such plan.

(q)               Stock Exchange Listing. The Offered Shares have been approved for listing on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance.

(r)                Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus and the issuance and sale of the Offered Shares (including the Formation Transactions and the use of proceeds from the sale of the Offered Shares as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except for such conflicts, breaches, defaults or violations specified in subsections (ii) and (iii) above that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus (including the Formation Transactions), except (A) such as have been obtained or made by the Company and are in full force and effect under the Securities Act and (B) such as may be required under applicable state securities or blue sky laws or Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s)                Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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(t)                 No Material Actions or Proceedings. There are no actions, suits or proceedings brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement, the Time of Sale Prospectus or the Prospectus or the performance by the Company of its obligations hereunder or thereunder (including the Formation Transactions); and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company, would not be expected to have a Material Adverse Effect. To the knowledge of the Company, there are no on-going investigations of or inquiries into the Company or any of its subsidiaries by any governmental entity that if determined adversely to the Company or any of its subsidiaries, as applicable, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement, the Time of Sale Prospectus or the Prospectus or the performance by the Company of its obligations hereunder or thereunder (including the Formation Transactions). No material labor dispute with the employees of the Company or any of its subsidiaries, or, to the Company’s knowledge, with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or is threatened or imminent.

(u)                Intellectual Property Rights. The Company and its subsidiaries own or possess all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and as being owned or licensed by any of them or which is necessary for the conduct of, or material to, any of their respective businesses (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the Intellectual Property; neither the Company nor any of its subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Company nor any subsidiary has received notice of a claim by a third party to the contrary.

(v)                All Necessary Permits, etc. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each subsidiary possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (“Permits”), including, but not limited to, pursuant to the terms of the agreements set forth on Exhibit A relating to the Vessels (as described below) as such agreements are currently in effect (the “Charter Agreements”). Neither the Company nor any of its subsidiaries has received or has any reason to believe that it will receive any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the charter parties to the Charter Agreements (each a “Charter Party” and collectively, the “Charter Parties”) possess, or reasonably expect to possess in the ordinary course of business as necessary, the Permits that are the responsibility of the Charter Parties to obtain pursuant to the terms of the Charter Agreements.

(w)               Title to Properties. Following the consummation of the Formation Transactions, (i) the Company and its subsidiaries have good and marketable title to all of the real and personal property (including the Company’s Vessels (as defined below) and any assets contributed to the Company in the Formation Transactions) and other assets reflected as owned in the financial statements referred to in Section 1A(j) above (or elsewhere in the Registration Statement, the Time of Sale Prospectus or the Prospectus) and (ii) each of the Company’s subsidiaries listed on Exhibit A hereto hold, directly or indirectly, the interest in the applicable vessel set forth opposite its name thereon (collectively, the “Vessels”), in each of (i) and (ii), case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except for such security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary. The real property, improvements, equipment and tangible personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, subject to (1) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and (2) before which any proceeding may be brought, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, in each case, regardless of whether considered in a proceeding in equity or at law (clauses (1) and (2), collectively, the “Enforceability Exceptions”) and with such exceptions that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(x)                Vessel Registration. Each Vessel is duly registered under the laws of the jurisdiction set forth on Exhibit A in the name of the applicable entity identified thereon.

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(y)                Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them (and by or in respect of any of the entities or assets contributed to the Company pursuant to the Formation Transactions) and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1A(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(z)                Section 883 Exemption. Based upon the assumptions and subject to the limitations set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or any documents incorporated by reference therein), the Company believes that it (and its subsidiaries) will qualify for the exemption from United States federal income tax with respect to their U.S. source international transportation income under Section 883 of the Code for the taxable year ending December 31, 2014 and for future tax years, provided that less than 50 percent of the Company’s common stock are owned by “5-percent shareholders” as defined in Treasury Regulation 1.883-2(d)(3) for more than half the number of days during each such year.

(aa)              Insurance. Each of the Company and its subsidiaries are insured by recognized institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and tangible personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for product liability claims. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(bb)             Compliance with Environmental Laws. Except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, polychlorinated biphenyl, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements (collectively, “Environmental Permits”); (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. To the knowledge of the Company, the Charter Parties possess, or reasonably expect to possess in the ordinary course as necessary, the Environmental Permits that are the responsibility of the charter parties to obtain to conduct their business pursuant to the terms of the Charter Agreements.

(cc)              Inapplicability of ERISA. None of the Company or its subsidiaries has incurred or is reasonably likely to incur any material liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended.

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(dd)              Benefit Plans. Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus: (i) each deferred compensation, superannuation, retirement, employee benefit pension plan or other employee benefit plan, fund, program, agreement, commitment or arrangement, whether funded or unfunded, for which the Company or any of its subsidiaries would have any liability (a “Plan”) has been established, registered, qualified, invested and administered in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable governmental and/or regulatory authorities; (ii) all contributions required to be made with respect to each Plan have been made in accordance with applicable laws and the terms of such plan; (iii) there is no pending audit or investigation by any governmental or regulatory authority with respect to any Plan; (iv) neither the Company nor any of its subsidiaries has incurred or reasonably expects to incur any obligation in connection with the termination of, or withdrawal from, any Plan; (v) there are no outstanding disputes pending concerning the assets of any Plan (other than individual claims for the payment of benefits in the ordinary course); (vi) all Plans which are funded or insured plans are funded or insured at least to the extent required by any applicable laws, rules or regulations; and (vii) the fair market value of the assets of each funded Plan, the collective liability of each insurer for any Plan funded through insurance or the book reserve established for the Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Plan according to the actuarial assumptions and valuations most recently used to account for such obligations.

(ee)              Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations, Vessels and other properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). No facts or circumstances have come to the Company’s attention that would result in costs or liabilities that could be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ff)                Passive Foreign Investment Company. Based on its proposed method of operations and certain estimates of its gross income and gross assets, the Company does not believe that it will be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”).

(gg)             Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Offered Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(hh)             No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might reasonably be expect to cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(ii)               Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(jj)               FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or FINRA Rule 2720 by the Underwriters or counsel to the Underwriters is true, complete and correct.

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(kk)            Parties to Lock-Up Agreements. The Company has furnished to the Underwriters an executed letter agreement in the form attached hereto as Exhibit E (the “Lock-up Agreement”) from each of the persons listed on Exhibit F. Such Exhibit F lists under an appropriate caption the directors, officers and stockholders of the Company (in each case after giving effect to the Formation Transactions) and each such agreement is on the date hereof and shall be on each of the First Closing Date and each Option Closing Date in full force and effect. If any additional persons shall become directors or officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or officer of the Company, to execute and deliver to the Representatives a Lock-up Agreement.

(ll)               Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(mm)            No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(nn)             Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) directly or indirectly made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo)              Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp)              OFAC. (i) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is (A) currently subject to or in violation of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or (B) located, organized or resident in a country or territory that is the subject of OFAC regulations or sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria) (each, a “U.S. Sanctioned Country”).

(ii)           The Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

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(qq)              Brokers. Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of the sale of the Offered Shares contemplated by this Agreement.

(rr)              Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(ss)              No Transfer Taxes or Other Duties. No documentary stamp or other issuance, withholding or transfer taxes or duties or similar fees and, assuming that none of the Underwriters is a resident of the Republic of the Marshall Islands and none of the Offered Shares is sold to citizens or residents of the Republic of the Marshall Islands, no capital gains, income or other taxes, are payable by the Underwriters to the Republic of the Marshall Islands (or any other jurisdiction where the Company is a resident for tax purposes) or to any political subdivision or taxing authority thereof or therein solely in connection with the execution and delivery of this Agreement or the sale and delivery by the Company of the Offered Shares to or for the respective accounts of the Underwriters.

(tt)               Payments in Foreign Currency. So long as the Company remains a non-resident domestic corporation under the laws of the Republic of the Marshall Islands, all dividends and other distributions declared and payable on the capital stock of the Company may under the current laws and regulations of the Republic of the Marshall Islands be paid in United States dollars and are not subject to Marshall Islands exchange controls and, assuming that the recipient thereof is not a resident or citizen of the Republic of the Marshall Islands will not be subject to withholding taxes under the laws and regulations of the Marshall Islands, and are otherwise free and clear of any other Marshall Islands tax, withholding or deduction, without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in the Marshall Islands.

(uu)              No Immunity. So long as none of the capital stock of the Company is owned, directly or indirectly, by the Republic of the Marshall Islands or any other sovereign, neither the Company nor any of its properties or assets will have an immunity from suit, execution, attachment or legal process in any proceedings taken in the Marshall Islands in relation to this Agreement.1

(vv)              Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ww)             Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged in any Section 5(d) Written Communication or Section 5(d) Oral Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). .

(xx)              Communications. The Company (i) has not alone engaged in communications with potential investors in reliance on Section 5(d) of the Securities Act other than Permitted Section 5(d) Communications with the consent of the Representatives with entities that are QIBs or IAIs and (ii) has not authorized anyone other than the Representatives to engage in such communications; the Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Marketing Materials, Section 5(d) Oral Communications and Section 5(d) Written Communications; as of the Applicable Time, each Permitted Section 5(d) Communication, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Permitted Section 5(d) Communication, if any, does not, as of the date hereof, conflict with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus; and the Company has filed publicly on EDGAR at least 21 calendar days prior to any “road show” (as defined in Rule 433 under the Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Offered Shares.

1	Subject to review by Marshall Islands counsel.

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(yy)             Charter Agreements. Each of the Charter Agreements entered into by the Company or any of its subsidiaries and described or referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus is in full force and effect; to the Company’s knowledge, none of the Charter Parties is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) any such Charter Agreement; and neither the Company nor any of its subsidiaries has received any written termination notice from any Charter Party with respect to a Charter Agreement, nor is the Company aware that any person or entity intends to furnish such notice.

(zz)              Charter Parties. To the Company’s knowledge: (i) each of the Charter Parties has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its business; (ii) none of the Charter Parties is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule (including those federal, state, local or foreign laws, regulations or rules applicable to reimbursement for healthcare or any related services) or any decree, order or judgment applicable to such Charter Parties or the business conducted thereby; and (iii) there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which any of the Charter Parties would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority.

(aaa)            No Rights to Purchase Preferred Stock. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the issuance and sale of the Shares to be sold by the Company as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(bbb)            No Contract Terminations. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements (including, but not limited to, any charter agreement) referred to or described in the Time of Sale Prospectus or the Prospectus, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof, except where any such termination or non-renewal would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ccc)            Dividend Restrictions. No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying any cash dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ddd)           Tax Disclosure and Status. The descriptions in the Prospectus appearing under the caption “Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein and legal conclusions with respect thereto, in each case, are accurate summaries in all material respects. The Company is either properly elected to be classified as an association taxable as a corporation for United States federal income tax purposes or default to that classification.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1A. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

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Section 2.                Purchase, Sale and Delivery of the Offered Shares.

(a)                The Firm Shares. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of [•] Firm Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $[•] per share.

(b)               The First Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the New York offices of Latham & Watkins LLP (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on [•], 2014, or such other time and date not later than 1:30 p.m. New York City time, on [•], 2014 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 and Section 19.

(c)                The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [•] Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option and (ii) the time, date and place at which certificates for the Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Representatives and shall not be earlier than three or later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (b)  the Company agrees to sell the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) set forth in the paragraph “Introductory” of this Agreement. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)                Public Offering of the Offered Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e)                Payment for the Offered Shares. (i) Payment for the Offered Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

(ii)                It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Jefferies and Wells Fargo, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

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(f)                 Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered to Jefferies for the accounts of the several Underwriters certificates for the Firm Shares to be sold by them at the First Closing Date, against irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered to Jefferies for the accounts of the several Underwriters, certificates for the Optional Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3.                Additional Covenants of the Company.

A.	Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a)                Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                Representatives’ Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent, which shall not be unreasonably withheld, and shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent, which shall not be unreasonably withheld. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent, which shall not be unreasonably withheld.

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(d)                Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)                Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3A(b) and Section 3A(c) hereof) prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                Certain Notifications and Required Actions. After the date of this Agreement and until such time as the Underwriters are no longer required to deliver a Prospectus (whether physically or through compliance with Rule 172 under the Securities Act or an similar rule) in order to confirm sales of the Offered Shares, the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430A under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)                Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3A(b) and Section 3A(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3A(b) or Section 3A(c).

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(h)               Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representatives and approved by the Company, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)                 Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)                 Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(k)               Earnings Statement. The Company will make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including Rule 158 under the Securities Act).

(l)                Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Shares as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Offered Shares as may be required under Rule 463 under the Securities Act.

(m)               Listing. The Company will use commercially reasonable efforts to list, subject to notice of issuance, the Offered Shares on the NYSE.

(n)               Continued Compliance with OFAC. The Company shall not, and shall ensure that its officers, directors, subsidiaries, other controlled affiliates and authorized agents acting on behalf of the Company do not, finance, participate in, assist, facilitate, or in any way engage in, directly or indirectly, any transaction or business activity with a party subject to U.S. sanctions administered by OFAC or with a party located, organized or resident within a U.S. Sanctioned Country, and at all times the Company shall, and shall ensure that its subsidiaries and affiliates, refrain from financing, participating in, assisting, facilitating or in any way engaging in, directly or indirectly, any transaction or business activity that would otherwise be prohibited or sanctionable if such transaction or business activity were conducted by a U.S. person as defined by the U.S. sanctions administered by OFAC.

(o)               Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

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(p)                Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and including through, but ending on the 180th day following the date of the Prospectus (such period, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Shares or Related Securities; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Shares) or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby and (B) issue Shares or options to purchase Shares, or issue Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, but only if the holders of such Shares or options agree in writing with the Underwriters not to sell, offer, dispose of or otherwise transfer any such Shares or options during such Lock-up Period without the prior written consent of the Representatives (which consent may be withheld in its sole discretion). For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares.

(q)                Future Reports to the Representatives. During the period of five years hereafter, the Company will furnish to the Representatives, c/o Jefferies, at 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate and to Wells Fargo, at 375 Park Avenue, New York, New York, 10152, Attention: [•]: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report on Form 20-F of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each annual, periodic or current Report of Foreign Private Issuer on Form 6-K or other report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3A(q) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(r)                Investment Limitation; PFIC Status. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act. The Company will use commercially reasonable efforts to ensure that the Company shall not become a PFIC for any taxable year.

(s)                No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no controlled affiliate of the Company will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise; and the Company will, and shall cause each of its controlled affiliates to, comply with all applicable provisions of Regulation M.

(t)                 Enforce Lock-Up Agreements. During the Lock-up Period, the Company will enforce all existing agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Shares or Related Securities or any of the other actions in each case restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers, directors and stockholders pursuant to Section 6.A.(l) hereof.

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(u)                Company to Provide Interim Financial Statements. Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any fiscal period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(v)                 Amendments and Supplements to Permitted Section 5(d) Communications. If at any time following the distribution of any Permitted Section 5(d) Communication, there occurred or occurs an event or development as a result of which such Permitted Section 5(d) Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Permitted Section 5(d) Communication to eliminate or correct such untrue statement or omission.

(w)               Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the Offered Shares is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (ii) the expiration of the Lock-Up Period (as defined herein).

(x)               Contribution Agreement. The Company shall not terminate the Contribution Agreement between the date hereof and the First Closing Date without the prior consent of the Representatives.

Section 4.                Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, each Permitted Section 5(d) Communication, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper” and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, provided that the aggregate attorneys’ fees and expenses pursuant to this clause (vi) shall not exceed $15,000, (vii) the filing fees incident thereto, and the reasonable costs and expenses incurred by the Underwriters in connection with FINRA’s review, if any, and approval of the Underwriters’ participation in the offering and distribution of the Offered Shares, provided that the aggregate attorneys’ fees and expenses pursuant to this clause (vii) shall not exceed $25,000, (viii) the costs and expenses of the Company relating to investor presentations on any “road show”, any Permitted Section 5(d) Communication or any Section 5(d) Oral Communication undertaken in connection with the offering of the Offered Shares, including, travel and lodging expenses of the Representatives, employees and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show (with the prior approval of the Company), with the other 50% being paid by the Underwriters (expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, will be excluded from the above list and settled directly by the Underwriters)2, (ix) the fees and expenses associated with listing the Offered Shares on the NYSE, and (x) all other fees, costs and expenses of the nature referred to under the caption “Other Expenses of Issuance and Distribution” in the Registration Statement. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

2	Stalwart to discuss.

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Section 5.                Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 6.                Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)                Comfort Letter. (i) On the date hereof, the Representatives shall have received from Deloitte-Hadjipavlou, Sofianos & Cambanis S.A., independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b)                Management Comfort. On the date hereof, the Representatives shall have received from the Company a certificate, dated the date hereof, of the Company’s chief financial officer and principal accounting officer providing “management comfort” with respect to certain financial and operating data contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any, in form and substance reasonably satisfactory to the Representatives.

(c)                Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

(i)                  The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

(ii)                No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii)               If a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d)                No Material Adverse Effect or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:

(i)                  in the judgment of the Representatives there shall not have occurred any Material Adverse Effect; and

(ii)                there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

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(e)                Opinion of Special New York Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Sidley Austin LLP, special New York counsel for the Company (including in respect of certain tax matters), dated as of such date, in the form attached hereto as Exhibit B.

(f)                 Opinion of Marshall Islands Counsel to the Company. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Reeder & Simpson P.C., counsel for the Company with respect to certain matters of Marshall Islands law, dated as of such date, in the form attached hereto as Exhibit C.

(g)               Opinion of Liberian Counsel to the Company. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of [•], counsel for the Company with respect to certain matters of Liberian law, dated as of such date, in the form attached hereto as Exhibit D.

(h)                Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of Latham & Watkins LLP, counsel for the Underwriters in connection with the offer and sale of the Offered Shares, in form and substance satisfactory to the Underwriters, dated as of such date, with executed copies for each of the other Underwriters named on the Prospectus cover page.

(i)                 Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6.A.(c)(ii) and further to the effect that:

(i)                  for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Effect;

(ii)                the representations and warranties of the Company set forth in Section 1A of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)               the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(j)                 Bring-down Comfort Letter. (i) On each of the First Closing Date and each Option Closing Date the Representatives shall have received from Deloitte-Hadjipavlou, Sofianos & Cambanis S.A., independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall reaffirm the statements made in the letter furnished by them pursuant to Section 6.A.(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be, and (ii) cover certain financial information contained in the Prospectus.

(k)                Bring-down Management Comfort. On each of the First Closing Date and each Option Closing Date the Representatives shall have received from the Company a certificate of the Company’s chief financial officer and principal accounting officer, dated such date, providing “management comfort” with respect to certain financial and operating data in form and substance satisfactory to the Representatives, which certificate shall: (x) reaffirm the statements made in the certificate furnished by them pursuant to Section 6(a)(ii) and (y) cover certain financial and operating data contained in the Prospectus.

(l)                 Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit E hereto from each of the persons listed on Exhibit F hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

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(m)               Completion of Formation Transactions. On or prior to the Closing Date, the Formation Transactions shall have been consummated, or will be consummated upon the issuance of the Offered Shares and the payment therefor in accordance with the terms of this Agreement, and the Company shall have provided evidence reasonably satisfactory to the Underwriters evidencing such consummation, including the satisfaction of any consents, notices or filings required in connection therewith.

(n)                Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(o)                 Approval of Listing. At the First Closing Date, the Offered Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(p)                Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice from the Representatives to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7.                Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, Section 11 or Section 12 or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all reasonable documented out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including, but not limited to, reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8.                Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9.                Indemnification.

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(a)                Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates who have or who are alleged to have, participated in the distribution of the Offered Shares as underwriters, its directors, officers, employees, authorized agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (A) (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing) or any prospectus wrapper material distributed in connection therewith, or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct or (B) the violation of any laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold; and to reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person for any and all documented expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, controlling person, or affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representatives in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9.A.(b) below. The indemnity agreement set forth in this Section 9.A.(a) shall be in addition to any liabilities that the Company may otherwise have.

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(b)               Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, and each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, any Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus, such Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in (i) the first sentence of the third paragraph under the caption “Underwriting,” (ii) the first four sentences of the first paragraph under the caption “Underwriting—Commission and Expenses,” (iii) the statements concerning stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M of the Exchange Act under the caption “Underwriting—Stabilization” and (iv) the statements concerning electronic prospectus distribution under the caption “Underwriting—Electronic Distribution” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 9.A.(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

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(c)                Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on the advice of outside counsel that representation of both parties would be inappropriate due to an actual conflict of interest or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of such counsel, not to be unreasonably withheld, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above)) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)                Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9.A.(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10.            Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9.A.(c), any properly documented legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9.A.(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9.A.(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 10, each affiliate of an Underwriter who has or who is alleged to have, participated in the distribution of the Offered Shares as underwriters, and each director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11.            Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12.            Termination of this Agreement. Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the NASDAQ or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York, Republic of the Marshall Islands authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Effect; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

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Section 13.            No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or the Company’s stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

Section 14.            Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 15.            Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:	Jefferies LLC 520 Madison Avenue New York, New York 10022 Facsimile: (646) 619-4437 Attention: General Counsel

Wells Fargo Securities, LLC 375 Park Avenue New York, New York, 10152 Facsimile: (212) 214-5918 Attention: Equity Syndicate Department

with a copy to:	Latham & Watkins LLP 885 Third Avenue New York, New York 10022 Facsimile: (212) 751-4864 Attention: Marc. D. Jaffe

If to the Company:	Stalwart Tankers Inc. 7 Fragoklissias Street Maroussi 15125 Athens, Greece Facsimile: (30) [•] Attention: Alexandros Politis-Kalenteris

with a copy to:	Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Facsimile: (212) 839-5599 Attention: Paul C. Adams

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the affiliates, directors, officers, employees and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

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Section 17.            Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.            Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints [•], which currently maintains a New York City office at [•], United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 19.            General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and  Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

STALWART TANKERS INC.

By:
Name:
Title:

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The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

JEFFERIES LLC

WELLS FARGO SECURITIES, LLC

Acting individually and as Representatives

of the several Underwriters named in

the attached Schedule A.

JEFFERIES LLC

By:
Name:
Title:

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

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Schedule A

Underwriters	Number of Firm Shares to be Purchased
Jefferies LLC	[•]
Wells Fargo Securities LLC	[•]
Global Hunter Securities, LLC	[•]
Total	[•]

Schedule B

Free Writing Prospectuses Included in the Time of Sale Prospectus

Schedule C

Permitted Section 5(d) Communications

Exhibit A

Vessels

Vessel	Ownership	Flag Jurisdiction
BSS Pride	Pride International Maritime S.A.	Liberia
BSS Force	Force Maritime S.A.	Liberia
BSS Velvet	Minimal Enterprises Company	Liberia
BSS Platinum	Liquid Platinum Corporation S.A	Liberia
BSS Power	Zachary Maritime Company Ltd.	Liberia

Charter Agreements

A-1

Exhibit B

Form of Opinion of Special New York Counsel to the Company

B-1

Exhibit C

Form of Opinion of Marshall Islands Counsel to the Company

C-1

Exhibit D

Form of Opinion of Liberian Counsel to the C ompany

D-1

Exhibit E

Form of Lock-up Agreement

[•], 2014

Jefferies LLC

WELLS FARGO SECURITIES, LLC

As Representatives of the Several Underwriters

c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York, 10152

RE:	Stalwart Tankers Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of shares of common stock, par value $.01 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering of Shares (the “Offering”) for which Jefferies LLC and Wells Fargo Securities, LLC will act as the representatives (the “Representatives”) of the underwriters. The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of each of the Representatives, each of which may withhold its consent in its sole discretion:

•	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

E-1

The foregoing will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to the transfer of Shares or Related Securities by gift, or by will or intestate succession to a Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member; provided, however, that in any such case, it shall be a condition to such transfer that:

•	each transferee executes and delivers to the Representatives an agreement in form and substance satisfactory to the Representatives stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto), and

•	prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer.

In addition, if the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company (in accordance with the provisions of the Underwriting Agreement entered into in connection with the Offering (the “Underwriting Agreement”)) will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement that are applicable to the transferor to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

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This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

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Certain Defined Terms
Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•	“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 180 days after the date of the Prospectus (as defined in the Underwriting Agreement).

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•	“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

–	sell, offer to sell, contract to sell or lend,

–	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

–	pledge, hypothecate or grant any security interest in, or

–	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

•	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.

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Exhibit F

Directors, Officers and Others
           Signing Lock-up Agreement

Directors:

Dimitrios J. Souravlas

Konstantinos Koutsomitopoulos

Klaus Pieper

Enan Sassoon

Miner H. Warner

Officers:

Ekaterini Lanara

Alexandros Politis-Kalenteris

Errikos Christou

Others:

Konstantinos Sarantopoulos

Maria Lanara

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